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                                                                   EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report on the Pohanka Automotive Group (and to all references to our firm) included in or made a part of this Registration Statement.

                                       /s/ Beers & Cutler PLLC

Washington, D.C.,
November 24, 1997